Exhibit 5


                                 April 23, 2001


Kronos Incorporated
297 Billerica Road
Chelmsford, Massachusetts 01824

   Re: Kronos Incorporated 1992 Equity Incentive Plan, as amended and restated


Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 4,356,250 shares of common stock, $0.01 par value per share (the "Shares"), of Kronos Incorporated, a Massachusetts corporation (the "Company"), issuable under the Company's 1992 Equity Incentive Plan, as amended and restated (the "Plan").

         We have examined the Restated Articles of Organization of the Company and the By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the shares in accordance with the Plan, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                                          Very truly yours,


                                                          /s/ Hale and dorr LLP
                                                          Hale and Dorr LLP